UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2019
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)
(855) 727 - 9079
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2019, the Company held its 2019 Annual Meeting at which the Company’s stockholders (i) elected the two Class II directors identified in the table below to the Board of Directors of the Company to serve until the Company’s annual meeting of stockholders in 2022 or until their successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (iii) approved the advisory vote on compensation for the Company’s named executive officers, and (iv) approved a one-year frequency for future votes on executive compensation. Set forth below are the final voting tallies for the Company’s 2019 Annual Meeting:

Proposal 1: Election of Directors	For	Against	Withheld	Broker Non-Votes
Michael Doak	25,520,608	—	57,619	3,734,129
Darryl Rawlings	25,490,354	—	87,873	3,734,129

Proposal 2:	For	Against	Abstain	Broker Non-Votes
Ratification of Ernst & Young LLP as independent auditor	29,300,999	8,283	3,074	n/a

Proposal 3:	For	Against	Abstain	Broker Non-Votes
Advisory and non-binding vote to approve the compensation for the Company's named executive officers	24,966,978	185,988	425,261	3,734,129

Proposal 4:	1 Year	2 Years	3 Years	Abstain
Advisory and non-binding vote to approve the frequency of future advisory votes on compensation provided to the Company's named executive officers	22,305,762	41,762	3,220,137	10,566

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: June 12, 2019